Exhibit 99.1

NEWS RELEASE

Provident Financial Services, Inc. to Acquire Team Capital Bank

as The Provident Bank Expands its Franchise into Pennsylvania

—Conference Call scheduled for 10:00 a.m. today, December 20, 2013.

ISELIN, N.J. and BETHLEHEM, PA., December 20, 2013 / — Provident Financial Services, Inc. (NYSE: PFS) and Team Capital Bank (PRIVATE: PA.) today announced the signing of a definitive agreement under which Team Capital will merge with and into The Provident Bank. Consideration will be paid to Team Capital stockholders in a combination of stock and cash valued at $122 million, based on Provident’s closing price of $18.61 on December 19, 2013.

Upon completion of the transaction, The Provident Bank will assume a five branch Pennsylvania network in the attractive business lending markets of Bucks County and the Lehigh Valley. Further, the merger adds seven branches to Provident’s New Jersey franchise and expands Provident’s network into the growing banking markets of Hunterdon and Warren counties. With approximately $8.3 billion in assets post-closing, Provident will be positioned to deliver a wide range of comprehensive retail and commercial banking services through a combined network of 90 branches in 13 counties throughout northern and central New Jersey and three counties in eastern Pennsylvania.

“We’re very pleased with the acquisition of Team Capital Bank, a commercially-oriented bank with solid asset quality,” said Provident’s Chairman, President & CEO, Christopher Martin. “This merger will establish an important presence for Provident in eastern Pennsylvania, and it nicely complements and strategically adds to our franchise in contiguous markets. This presents a great opportunity to add scale to Team Capital’s commercial lending operations and for the retail bank to increase its market share.”

Robert Rupel, Team Capital’s President & CEO, commented, “We believe Team Capital’s customers and stockholders will benefit greatly from this transaction. Provident brings additional retail and business banking products, proven lending capabilities and a depth of capital that will enable the combined company to better compete in our marketplace. Our officers and employees look forward to joining the Provident team.”

Under the terms of the agreement, 75% of Team Capital’s common shares will be converted into Provident common stock and the remaining 25% will be exchanged for cash. Team Capital’s stockholders will have the option to elect to receive either 0.8575 shares of Provident common stock or $16.25 in cash for each Team Capital common share, subject to proration to ensure that in the aggregate 75% of Team Capital’s shares will be converted into Provident common stock.

The definitive agreement has been approved by the boards of directors of Provident, The Provident Bank and Team Capital. The completion of the transaction is subject to Team Capital’s stockholder approval and regulatory approvals for both companies. All Team Capital directors, who own shares representing approximately 19% of Team Capital’s outstanding common stock, have entered into voting agreements to vote their shares in favor of the transaction. For federal income tax purposes, the transaction is intended to qualify as a tax-free reorganization.

After the transaction is completed, Provident will create Pennsylvania and New Jersey advisory boards consisting of certain members of Team Capital’s Regional Advisory Boards. In addition, subject to confirmation of his satisfaction of applicable independence standards, John Pugliese, Team Capital’s Chairman will be added to Provident’s boards of directors in 2014.

RBC Capital Markets, LLC served as financial advisor, and Luse, Gorman, Pomerenk and Schick served as legal counsel to Provident. Keefe Bruyette & Woods, Inc. served as financial advisor, and Windels, Marx, Lane & Mittendorf LLP served as legal counsel to Team Capital. Additionally, Team Capital received a fairness opinion from Griffin Financial Group, LLC.

Conference Call

Provident will hold a conference call regarding this announcement on Friday, December 20th, at 10:00 a.m. eastern time.

Information about the conference call is as follows:

Dial-in	(Domestic):	1-888-317-6016
	(International):	1-412-317-6016
1-855-669-9657

Canada Dial-in (Toll Free):

A replay of the call will be available beginning at 12:00 noon (ET) on December 20, 2013 until 9:00 a.m. (ET) on December 30, 2013.

Replay	(Domestic):	1-877-344-7529
	(International):	1-412-317-0088
Passcode		10038296

The live conference call may also be accessed on the Provident website at www.providentnj.com by going to Investor Relations and clicking on Webcast. A copy of the full presentation will also be made available on the website by going to Investor Relations and clicking on Presentations.

Provident will file with the Securities and Exchange Commission (SEC) a registration statement, a prospectus that will also serve as the proxy statement for the vote of the stockholders of Team Capital, and other relevant documents concerning the proposed transaction. Stockholders of Team Capital are urged to read the registration statement and the prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the prospectus, as well as other filings containing information about Provident at the SEC’s Internet site (http://www.sec.gov). Copies of the prospectus and the SEC filings that will be incorporated by reference in the prospectus can be obtained, without charge, by directing a request to John F. Kuntz, General Counsel & Corporate Secretary, Provident Financial Services, Inc., 239 Washington Street, Jersey City, NJ 07302, telephone: (732) 590-9300.

About Provident

Provident Financial Services, Inc., incorporated in 2002, is the holding company for The Provident Bank. Established in 1839, The Provident Bank is a New Jersey-chartered capital stock savings bank with its main office in Jersey City, New Jersey. The Bank operates 78 full-service branches in Bergen, Essex, Hudson, Mercer, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Union counties. As of September 30, 2013, the company had $7.3 billion of consolidated assets and $1.0 billion of equity.

About Team Capital

Team Capital Bank was established in 2005. At September 30, 2013, the Bank had total assets of $948 million and total stockholders’ equity of $88 million. It operates twelve branch offices in New Jersey and Pennsylvania.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Provident Financial Services, Inc. (“Provident” or “PFS”) and Team Capital Bank (“Team Capital”), including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Provident’s and Team Capital’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Provident’s and Team Capital’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Provident and Team Capital may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of Team Capital may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) the risks associated with continued diversification of assets and adverse changes to credit quality; (9) difficulties associated with achieving expected future financial results; (10) competition from other financial services companies in Provident’s and Team Capital’s markets; (11) the risk of an economic slowdown that would adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Provident’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Provident or Team Capital or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Provident and Team Capital do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

CONTACT:

INVESTOR RELATIONS

Provident Financial Services, Inc.:

Leonard G. Gleason, SVP – Investor Relations

(732) 590-9306

Len.gleason@providentnj.com

Team Capital Bank:

Andrea B. Reid, Communications & Public Relations Officer

(610) 297-4032

Areid@teamcapitalbank.com

Ray deQuintal, Senior Vice President, Manager, Marketing & Retail Products

(484) 821-5665

Rdequintal@teamcapitalbank.com